EXHIBIT 99.1

Whole Foods Market Prices $1.0 Billion Senior Notes Offering

AUSTIN, Texas, Nov. 30, 2015 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) today announced the pricing of an issuance of $1.0 billion of 5.20% senior notes due 2025 (the "Notes"). The Notes will be guaranteed on an unsecured, unsubordinated basis by certain subsidiaries of Whole Foods Market. The Company intends to use net proceeds from the offering for general corporate purposes, including stock repurchases and the repayment of indebtedness from time to time. Closing of the offering is expected to occur on December 3, 2015, subject to the satisfaction of customary closing conditions.

The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national "Certified Organic" grocer, and uniquely positioned as America's Healthiest Grocery Store™. In fiscal year 2015, the Company had sales of approximately $15 billion and currently has 434 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 91,000 team members and has been ranked for 18 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

Disclaimer on Forward-looking Statements

Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as "anticipate," "believe," "estimate," "expect," "continue," "could," "can," "may," "will," "likely," "depend," "should," "would," "plan," "predict," "target," and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are based on the Company's current assumptions and involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial conditions, operating results and cash flows. These forward-looking statements may include comments relating to, among other things, future earnings per share and the Company's intention to obtain additional debt in the near term and to make planned share repurchases, some of which are subject to risks and uncertainties relating to general business conditions, conditions in the credit and capital markets, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2015, and other risks and uncertainties not presently known to us or that we currently deem immaterial. We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

CONTACT: Investor Relations Contact:
         Cindy McCann
         VP of Investor Relations
         512.542.0204